EXHIBIT 32.1

CERTIFICATIONS

NOTE: The referenced officers, based on their knowledge, furnish the following certification, pursuant to 18 U.S.C. §1350.

We, W. Rodney McMullen, Chief Executive Officer and Chairman of the Board, and Gary Millerchip, Senior Vice President and Chief Financial Officer, of The Kroger Co. (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Annual Report on Form 10-K of the Company for the period ending January 29, 2022 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 29, 2022	/s/ W. Rodney McMullen
W. Rodney McMullen
Chairman of the Board and Chief Executive Officer

/s/ Gary Millerchip
Gary Millerchip
Senior Vice President and Chief Financial Officer

A signed original of this written statement as required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Kroger Co., and will be retained by The Kroger Co. and furnished to the SEC or its staff upon request.